NovaStar Financial, Inc. Corrects Media Statements:

Company Expects to Report GAAP Profitability In Coming Years

KANSAS CITY, Mo. – February 21, 2007 – NovaStar Financial, Inc. (NYSE:NFI), a residential lender and mortgage portfolio manager, today responded to misstatements in the media regarding the company’s expectations for taxable income in the future. Some reports erroneously stated that the company does not expect to be profitable in the period of 2007 to 2011.

Scott Hartman, Chief Executive Officer, commented: “Some news stories mistakenly assert that NovaStar does not expect to report profits the next several years. In our earnings release and conference call on Tuesday, we stated that we expect to recognize little, if any, taxable income during the period 2007 through 2011. Taxable income involves a calculation for tax returns filed under the IRS requirements for Real Estate Investment Trusts. This figure differs significantly from net income under General Accepted Accounting Principles, known as GAAP earnings.

“Our belief is that NovaStar generally will be profitable on a GAAP basis over the next several years, as it was in 2006. Over time, GAAP tends to reflect the economics of our business. Because of the REIT structure and accounting rules for securitizations, taxable income exceeded GAAP earnings in recent years, and we expect taxable income to be less than GAAP earnings over the next several years. Our comments about 2007 to 2011 related to taxable income, as part of our discussion of a potential change in NovaStar’s REIT status.”

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonprime loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to successfully integrate acquired businesses or assets with our existing business; our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; impairments on our mortgage assets; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our quarterly report on form 10-Q, for the period ending September 30, 2006. Other factors not presently identified may also cause actual results to differ. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Media Relations Contact

Richard M. Johnson

913.649.8885

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424